[FORM OF FACE OF REGISTERED DEBENTURE]

THE DEBENTURE(S) REPRESENTED HEREBY ARE EACH PART OF A NONDETACHABLE UNIT, EACH UNIT CONSISTING OF ONE SF 1,000 PRINCIPAL AMOUNT 4.5% CONVERTIBLE SUBORDINATED DEBENTURE AND 24 COMMON STOCK PURCHASE WARRANTS. SAID DEBENTURE AND WARRANTS MAY NOT BE TRANSFERRED OR TRADED SEPARATELY, AND ANY PURPORTED TRANSFER OF EITHER OF SUCH SECURITIES SEPARATELY FROM THE OTHER SHALL BE VOID AND SHALL NOT BE
RECORDED ON THE BOOKS AND RECORDS OF THE COMPANY. DEBENTURES MAY ONLY BE CONVERTED IN THEIR ENTIRETY; AND EACH DEBENTURE TO BE CONVERTED MUST BE ACCOMPANIED BY THE RELATED 24 WARRANTS FOR EXERCISE OR CANCELLATION IN ACCORDANCE WITH THE TERMS THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S, AN EXEMPTION FROM REGISTRATION PURSUANT TO THE PROVISIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE FORTY (40)-DAY PERIOD (THE "RESTRICTED PERIOD") COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE UNITS BY THE COMPANY, UNLESS SUCH TRANSFER, OFFER OR SALE (I) IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR (II) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE RESTRICTED PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT) OR AN "UNDERWRITER" OR "DEALER" (AS SUCH TERMS ARE DEFINED IN THE ACT), HAS NOT ENGAGED IN ANY SHORT SALES OR SIMILAR HEDGE TRANSACTIONS WITH RESPECT TO THE COMPANY'S SHARES OF COMMON STOCK DURING THE RESTRICTED PERIOD, IS NOT A "DISTRIBUTOR" AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                        THIS SECURITY CANNOT BE EXCHANGED
                              FOR A BEARER SECURITY

                4.5% SUBORDINATED CONVERTIBLE DEBENTURE DUE 2003

No.                                                                    SF
   ------                                                                ------
                                                          Unit CUSIP U69636 AA 3
                                                     Debenture CUSIP U69636 AB 1


                  PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of SF ________ , on or prior to June , 2003, at its office in Beverly, Massachusetts, or at its agency in Luxembourg, in such coin or currency of Switzerland as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the rate per annum specified in the title of this Debenture, in like coin or currency, at said office in Beverly, Massachusetts, or agency of the Company in Luxembourg quarterly in arrears on March 31, June 30, September 30 and December 31 in each year (each an "Interest Payment Date"), commencing on September 30, 1996, to the Holders thereof as of the March 15, June 15, September 15 or December 15, as the case may be, next preceding such Interest Payment Date (each, a "Record Date").

                  The interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months and in any case where the date for any payment on the Debentures is not a Business Day, such payment may be made on the next succeeding Business Day and have the same force and effect as if made on such original payment date, and no interest shall accrue for the period from and after such original payment date. The principal, or premium, if any, and interest on the Debentures shall be payable in Swiss Francs. At the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Register.

                  The Person in whose name any Debenture is registered at the close of business on the Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer, exchange or conversion thereof subsequent to such Record Date and prior to such Interest Payment Date; provided that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names the Debentures are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the Holders of Debentures not less than 15 days preceding such subsequent record date, such Record Date to be not less than five days preceding the date of payment of such defaulted interest. Notwithstanding the foregoing, such defaulted interest may be paid at any time in any other lawful manner not inconsistent with the terms of the Debentures or the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange.

                  If any Debenture or portion thereof is called for redemption on a redemption date after the close of business on the Record Date preceding an Interest Payment Date and notice of such redemption has been mailed and funds for such redemption have been duly provided, interest accrued to the redemption date on such Debenture or portion so called shall be paid only against surrender of the Debenture for redemption in accordance with said notice.

                  Subject to the terms of the Indenture, the Company shall pay to any "United States Alien" certain customary additional amounts in the event of changes in the United States income tax laws affecting withholding taxes on payments under the Debentures ("Additional Payments"), in order that every new payment of principal and interest on such Debenture, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the government of the United States or any state thereof or by any authority or agency thereof shall not be less that the amount provided for in such Debenture to be then due and payable, subject to certain customary exceptions. The Company shall provide customary indemnification for Holders affected by the foregoing.

                  If the Company is required to make additional payments to Holders thereof by reason of deductions or withholdings for or on account of any taxes, assessments or other governmental charges (the "withholding taxes"), the Company shall deliver to the Trustee for delivery to the Holders at the time of any such payment a statement specifying the amount of taxes so paid by the Company as additional interest.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH BELOW, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name.

Dated:

                                            PALOMAR MEDICAL TECHNOLOGIES,
                                              INC.


                                            By:
Attest:                                     Title:


-----------------------
Secretary

                          CERTIFICATE OF AUTHENTICATION

                  This   is   one   of   the   Debentures   described   in   the
within-mentioned Indenture.

                                            AMERICAN STOCK TRANSFER & TRUST
                                             COMPANY, as Trustee


                                            By:
         Title:

                              [FURTHER PROVISIONS]

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                4.5% SUBORDINATED CONVERTIBLE DEBENTURE DUE 2003


                  This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 4.5% Subordinated Convertible Debentures due 2003 (the "Debentures"), limited to the aggregate principal amount of Twenty-five Million Swiss Francs (SF 25,000,000), all issued or to be issued under and pursuant to an indenture dated as of June 24, 1996 (the "Indenture"), duly executed and delivered by the Company and American Stock Transfer & Trust Company, a corporation duly organized and existing under the laws of New York, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

                  The indebtedness evidenced by the Debentures is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and this Debenture is issued subject to such provisions, and each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  Transfer of Debentures. Upon surrender at such office or agency of any Debentures for registration of transfer, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for the same aggregate principal amount, and no registration of transfer of any Debentures shall be valid as against the Company or the Trustee unless made at such office or agency.

                  The   authorized   denominations   of   Debentures   shall  be
interchangeable in equal aggregate principal amounts. Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Company,

                  Redemption at Option of Company. The Debentures may be redeemed by the Company, as a whole or from time to time in part, at any time on or after the third anniversary of the Initial Closing Date and prior to maturity or conversion, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the date fixed for redemption.

                  The Debentures may also be redeemed, at any time as a whole but not in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the date fixed for redemption, if, as a result of any change in or amendment to the laws, regulations or published tax rulings of the United States, or any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the Debentures, which change or amendment becomes effective on or after the Initial Closing Date or which change in official administration, application or interpretation shall not have been available to the public prior to such date and is notified to the Company on or after such date, it is determined by the Company that the Company would be required to pay any Additional Payments pursuant to the Indenture or the terms of any Debenture in respect of interest on the next succeeding Interest Payment Date. At the option of the Company, such redemption may be paid in cash or by delivery of shares of Common Stock in the manner described in the Indenture.

                  Discharge of Company's Obligations Upon Deposit of Redemption Moneys. If proper notice of redemption shall have been given, and if the Company shall have deposited with the Trustee or with any Paying Agent (other than the Company), for the benefit of the Holders of any of the Debentures called for redemption in whole or in part, funds (to be immediately available for payment) sufficient to redeem the Debentures to be redeemed on the date fixed for redemption, at the applicable redemption price, together with accrued and unpaid interest to the date fixed for redemption, then all obligations of the Company in respect of such Debentures shall cease and be discharged (except the obligation to issue shares of Common Stock of the Company upon conversion of Debentures on or prior to the redemption date in accordance with the terms of this Indenture and the Debentures), and the Holders of such Debentures shall thereafter be restricted exclusively to such funds for any and all claims of whatever nature on their part under the Indenture, or in respect of such Debentures (except with respect to any rights of conversion as above stated).

                  Sinking Fund. As and for a mandatory sinking fund, the Company shall pay to the Trustee, not less than one Business Day, on or before the anniversary of the Initial Closing Date in each of the years 2000 to 2003 2 (each a "Sinking Fund Payment Date") an amount of money equal to 25% of the aggregate amount of Debentures originally issued at 100% of their principal amount together with accrued and unpaid interest thereon to the applicable Sinking Fund Payment Date, subject to reduction as provided in the Indenture. The Trustee shall apply cash sinking fund payments to the redemption of Debentures on the applicable Sinking Fund Payment Date.

                  Right of Debentureholders to Convert Debenture Into Common Stock. The Debentures may be converted by Holders, in whole or in part, from time to time, commencing ninety days following the Initial Closing Date and on or before the close of business prior to the seventh anniversary of the Initial Closing Date, or the date of redemption (or if that day is not a Business Day, on the preceding Business Day), at any time on at least five days' written notice to the Company, at the conversion prices described below (except that, in respect of any Debenture or Debentures, or portion thereof, called for redemption before such date pursuant to the Indenture, such right shall terminate at the close of business on the date fixed for such redemption unless the Company shall default in payment due upon redemption thereof) to convert, subject to the terms and provisions of the Indenture, the principal amount of any such Debenture or Debentures, or portion thereof as hereinafter provided, into (a) such whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the "Debenture Conversion Shares") as determined by dividing (y) the principal amount of Debentures to be converted by
(z) the Holder Conversion Price, (b) an amount of money payable in Swiss Francs equal to the accrued and unpaid interest thereon to the date of conversion, and
(c) an amount of money equal to the value of the fractional share remainder, if any, resulting from the calculation described in clause (a) above, to be paid in Swiss Francs based on the Holder Conversion Price per share.

                  "Holder Conversion Price" means the product of (w) the applicable Stock Price Factor, (x) the applicable Exchange Rate Factor, (y) the applicable Holder Conversion Percentage Factor and (z) the applicable Antidilution Factor.

                  "Stock Price Factor" means a factor, to be calculated by the Company with respect to each December 15, February 15, April 15, June 15, August 15, and October 15 (each a "Reset Date"), and to be applicable in the two full calendar months following the Reset Date, and equal to the average daily Nasdaq closing price per Share (or, if the Company is listed or quoted on an exchange in the United States other than Nasdaq, the closing price on such exchange), for the thirty trading days immediately preceding the applicable Reset Date; provided that in no event shall the Stock Price Factor be less than U.S. $12.00 (subject to adjustment), regardless of the actual Stock Price Factor otherwise determined.

                  "Exchange Rate Factor" means a factor, to be calculated by the Company with respect to each Reset Date, and to be applicable in the two full calendar months following the Reset Date, and equal to the average Noon Buying Rate (as defined below) for the thirty trading days immediately preceding the applicable Reset Date; provided that in no event shall the Exchange Rate Factor be less than 1.1175. "Noon Buying Rate" means the exchange rate for one U.S. dollar expressed in Swiss Francs, based upon the noon buying rate in New York City for cable transfers in Swiss Francs, as certified for customs purposes by the Federal Reserve Bank of New York.

                  "Holder Conversion Percentage Factor" means a conversion percentage, determined on the date notice of conversion is given, which shall be
(i) 100% until the day preceding the third anniversary of the Initial Closing

Date, (ii) 95% from the third anniversary of the Initial Closing Date until the day preceding the fourth anniversary of the Initial Closing Date; (iii) 90% from the fourth anniversary of the Initial Closing Date until the day preceding the fifth anniversary of the Initial Closing Date; (iv) 85% from the fifth anniversary of the Initial Closing Date until the day preceding the sixth anniversary of the Initial Closing Date; and (v) 80% from the sixth anniversary of the Initial Closing Date until the seventh anniversary of the Initial Closing Date.

                  If any Debenture is converted in part, the Company, on surrender of such Debenture for conversion, shall execute such new Debenture or Debentures and shall deliver to the Trustee (a) the surrendered Debenture for cancellation, or if such Debenture has been duly cancelled by the Company, such duly cancelled Debenture, (b) such new Debenture or Debentures for authentication, and (c) unless the Trustee is a conversion agent, a statement signed by any officer of the Company, or by any agent maintained by the Company for conversion of Debentures, stating the principal amount of the surrendered Debenture which has been converted and requesting the authentication of such new Debenture or Debentures; and thereupon the Trustee shall authenticate and the Company shall deliver or cause to be delivered such new Debenture or Debentures to such Debentureholder.

                  Right of Company to Convert Debenture into Common Stock of Company. The Debentures may be converted by the Company, in whole or from time to time in part, into (a) that whole number of Debenture Conversion Shares determined by dividing (y) the sum of the principal amount of Debentures to be converted, by (z) the Company Conversion Price, (b) an amount of money payable in Swiss Francs equal to the accrued and unpaid interest thereon to the date of conversion, and (c) an amount of money equal to the value of the fractional share remainder, if any, resulting from the calculation described in clause (a) above, to be paid in Swiss Francs based on the Company Conversion Price per share.

                  "Company Conversion Price" means the product of (w) the applicable Stock Price Factor, (x) the applicable Exchange Rate Factor, (y) the applicable Company Conversion Percentage Factor and (z) the applicable Antidilution Factor.

                  "Company Conversion Percentage Factor" means a conversion percentage, determined on the date notice of conversion is given, which shall be
(i) 100% until the day preceding the third anniversary of the Initial Closing Date, (ii) 92.5% from the third anniversary of the Initial Closing Date until the day preceding the fourth anniversary of the Initial Closing Date; (iii) 87.5% from the fourth anniversary of the Initial Closing Date until the day preceding the fifth anniversary of the Initial Closing Date; (iv) 82.5% from the fifth anniversary of the Initial Closing Date until the day preceding the sixth anniversary of the Initial Closing Date; and (v) 77.5% from the sixth anniversary of the Initial Closing Date until the seventh anniversary of the Initial Closing Date.

                  Exercise of Conversion Privilege. Debentures may be converted only in units of SF 1,000 and integral multiples thereof. A holder of Debentures desiring to convert Debentures will not be required to exercise the attached Warrants. However, if the Warrants are unexercised, they will expire upon such conversion by the holder of Debentures or upon conversion or redemption at the option of the Company. In addition, during the period beginning 90 days after the Initial Closing Date and ending 119 days following the Initial Closing Date, any conversion of Debentures will necessarily result in the expiration of the Warrants attached thereto.

                  A Holder may exercise the conversion privilege by completing the Conversion Notice below and surrendering to the Company, at the office or agency to be maintained by the Company for that purpose, the Debenture or Debentures so to be converted. The Conversion Notice shall also state the name or names (together with address and tax identification number to the extent required), if different from the name of the registered Holder, in which the certificate or certificates for such shares of Common Stock shall be issued. Debentures surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or his duly authorized attorney, and be accompanied by a signature guaranty by a commercial bank or trust company or other institution which may be required under applicable laws or regulations, and any Debentures so surrendered during the period from the close of business on any Record Date for the payment of interest on the Debentures to the opening of business on the interest payment date shall (except in the case of Debentures or portions thereof which have been called for redemption on a redemption date within such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date; provided that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. An amount equal to the quarterly interest payment due in respect of any Debenture converted shall be paid by the Company on the interest payment date to the Debentureholder of such converted Debenture on such Record Date, provided that if the Company defaults in payment of interest on such interest payment date, the amount previously paid by the Debentureholder to the Company in respect of interest upon conversion of Debentures shall be repaid to the Debentureholder. Except as expressly set forth in this paragraph, no payment or adjustment shall be made on conversion of any Debenture for interest accrued thereon or for dividends on securities issued upon such conversion.

                  Adjustment of Antidilution Factor. The Antidilution Factor referred to above in the calculation of the Conversion Prices shall be subject to adjustment from time to time as follows:

                  (a) In the event that the Company shall at any time after the date hereof subdivide or combine the outstanding shares of Common Stock or issue additional shares of Common Stock as a dividend or other distribution on the Common Stock, the Antidilution Factor in effect immediately prior to such subdivision or combination of shares or share dividend or distribution shall be proportionately adjusted so that, with respect to each such subdivision of shares or share dividend or distribution, the number of shares of the Common Stock deliverable upon conversion of each SF 1,000 principal amount of the Debentures shall be increased in proportion to the increase in the number of shares of the then outstanding Common Stock resulting from such subdivision of shares or share dividend or distribution.

                  (b) Notwithstanding anything in Sections 4.1 and 4.2 to the contrary, in the case of any capital reorganization or any reclassification of the Common Stock, or in the case of the consolidation or merger of the Company with or into any other corporation or in case of any sale or transfer of all or substantially all of the assets of the Company as may be permitted by the provisions hereof, the Company and each Holder of the Debentures then outstanding shall have the right thereafter to convert the principal amount of each such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in order that the rights and interests of the holders thereafter shall be as nearly equivalent as may be practicable to the rights and interests provided for in the Indenture.

                  (c) Whenever the Company shall fix a record date for the holders of the Common Stock for the purpose of determining the holders entitled to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock as of such record date, the Antidilution Factor shall be adjusted so that the number of shares of the Common Stock into which each SF 1,000 principal amount of the Debentures shall thereafter be convertible shall be determined by multiplying the number of shares of the Common Stock into which such SF 1,000 principal amount of the Debentures was theretofore convertible by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding immediately prior to the taking of such record plus the number of additional shares of Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of the Common Stock outstanding immediately prior to the taking of such record plus the number of shares of the Common Stock which the aggregate offering price (without deduction of any expenses, including commissions or discounts) of the total number of shares of the Common Stock so offered would purchase at the Closing Price of the Common Stock as of such record date.

                  (d) Whenever the Company shall fix a record date for the holders of the Common Stock for the purpose of determining the holders entitled to receive any distribution of evidences of its indebtedness, capital stock or assets (other than a regularly scheduled cash dividend and dividends payable in stock for which adjustment is made pursuant to the Indenture), or rights to subscribe for or purchase any evidences of the Company's indebtedness or assets (other than rights referred to in the preceding paragraph), the Antidilution Factor shall be appropriately adjusted.

                  Events of Default. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture, by either the Trustee or the holders of at least a majority in aggregate principal amount of the Debentures then outstanding.

                  Registered Holder as Absolute Owner. The Company, the Trustee, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the person in whose name any Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on (subject to the provisions of the Indenture) such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary.

                  Modification of Indenture with Consent of Holders of 66-2/3% in Principal Amount of Debentures. With the consent of the Holders (or persons entitled to vote, or to give consents respecting the same) of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights and obligations of the Holders of the Debentures and of the Company; provided that, without the consent of the Holders of all Debentures then outstanding, no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) alter the provisions of Article IV hereof respecting conversion of the Debentures so as to affect the Debentures adversely, or (iii) modify any of the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders thereof, or (iv) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture.

                  Immunity of Incorporators, Stockholders, Officers and Directors. Except for liabilities arising under the Securities Act, no recourse shall be had for the payment of the principal of (and premium, if any) or the interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any Debenture or because of the creation of any indebtedness represented hereby shall be had against any incorporator, stockholder, officer, trustee, director, past, present or future, as such of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures.

                  Right to Require Repurchase. In the event of a Change of Control, each Holder shall have the right to require the Company to repurchase all or a portion of such Holder's Debentures at a purchase price equal to the principal amount plus accrued interest to the date of repurchase. Any such tender of Debentures for repurchase shall be accompanied by the attached Warrants, which may either be exercised or, upon failure of such exercise, shall expire upon such repurchase. At the option of the Company, the repurchase price may be paid in cash or by delivery of Shares having a Market Value equal to the repurchase price. "Market Value," on a per Share basis, means the amount determined by multiplying (x) the applicable Stock Price Factor on the date notice of repurchase is given by (y) the applicable Exchange Rate Factor on such date (provided that in no event shall the Exchange Rate Factor be less than 1.1175), and by multiplying the product so achieved by 75%.

                  A "Change of Control" shall be deemed to have occurred at the time when persons other than the Existing Control Group shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Company, unless such acquisition shall have been approved by a two-thirds (66 2/3%) majority of the Continuing Directors of the Company.

                  In the event the Company does not cause the Debentures to be listed for trading on the Luxembourg Stock Exchange within ninety (90) days after the Initial Closing Date, each Holder shall have the right, during the 30 day period following receipt of the notice described in Section 16.2, to require the Company to repurchase all or a por tion of such Holder's Debentures at a purchase price equal to the principal amount plus accrued interest to the date of repurchase in a manner similar to that set forth in the second preceding paragraph.

                  The right to require repurchase at the option of the Holder is subject to the restriction that the Company may not repurchase any Debenture at any time when the subordination provisions of the Indenture would not permit the Company to make a payment of principal, premium or interest on the Debentures.

                  Indenture and Debentures to be Construed in Accordance with Laws of State of New York. The Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of said State. Under the Judiciary Law of the State of New York, a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars shall be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                  No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the time and place and at the rate and in the manner herein prescribed.

                  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                CONVERSION NOTICE

                  The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is SF ) below designated, into Common Shares in accordance with the terms of the Indenture referred to in this Debenture, delivers herewith the amount of interest payable on the next Interest Payment Date if this conversion is made between the Record Date for such Interest Payment Date and such Interest Payment Date, and directs that such shares, together with a check in payment for any fractional share and any Debentures representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If the Common Shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

                          ------------------------------------------------------
                          (Signature must be guaranteed by a bank or stockbroker
                           who is a member of a national stock exchange)

If  shares  or  Debentures  are  to  be      If only a portion of the  Debentures  is to be  converted,
registered  in  the  name  of a  Person      please indicate:
other than the Debentureholder,  please
print such  Person's  name and address,      1.       Principal Amount to be converted:
and taxpayer  identification number, if               SF
applicable:
                                             2.       Amount and denomination of Registered  Debentures
                                                      representing  unconverted  principal amount to be
                                                      issued:


                                             Amount:  SF

                                             Denominations:  SF
                                             (SF 1,000)


                                   CERTIFICATE

                  This is to certify  that as of the date hereof with respect to
SF ________ principal amount of the above-captioned debentures presented or surrendered on the date hereof (the "Surrendered Debentures") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Debentures complies with the restrictive legend set forth on the face of the Surrendered Debentures for the reason checked below:

    ----- The transfer of the Surrendered Debentures complies with Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

    ----- The transfer of the Surrendered Debentures complies with Rule 144A under the Securities Act; or

    ----- The transfer of the Surrendered Debentures complies with Rule 903 or 904 of Regulation --------- S under the Securities Act.

                                [Name of Holder]



Dated:   __________, ___*
                  *  To be dated the date
                     of presentation or
                     surrender